Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS CERTIFICATES

ISSUED BY

EXCO RESOURCES, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus for the Rights Offering (a copy of which accompanies this form) (the “Prospectus”) of EXCO Resources, Inc. (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent (as defined below) prior to 5:00 p.m., New York City time, on January 9, 2014, unless extended by the Board of Directors of the Company (the “Expiration Date”). Such form must be delivered by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to 5:00 p.m., New York City time, the Expiration Date.

Payment of the subscription price of $5.00 per share for each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures hereof. See “The Rights Offering—Method of Exercising Rights” and “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

All deliveries must be addressed to Continental Stock Transfer & Trust Company, the subscription agent for the Rights Offering (the “Subscription Agent”), as follows:

By Mail or Overnight Courier:

Continental Stock Transfer & Trust Company

17 Battery Place—8th Floor

New York, NY 10004

Attn: Corporate Actions Department

Telephone: (917) 262-2378

By facsimile transmission (for Eligible Institutions Only):

212-616-7610

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute valid delivery.

You should confirm receipt of all facsimile transmissions by calling the Subscription Agent at 917-262-2378.

You may obtain additional information regarding the Rights Offering from the Information Agent, D.F. King & Co., Inc., by calling 1-800-755-7250 toll-free or, if you are a bank or broker, at 1-212-269-5550.

Ladies and Gentlemen:

The undersigned represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that the Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is acknowledged by execution of this form, the undersigned elects to exercise (i) the Basic Subscription Right to subscribe for                  share(s) of Common Stock and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that there are available shares of Common Stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege, for an aggregate of up to                  share(s) of Common Stock, subject to adjustment for fractional shares, availability and pro-ration as described in the Prospectus.

The undersigned understands that payment of the subscription price of $5.00 for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of $                         either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

OR

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	certified or personal check drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company” (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by 5:00 p.m., New York City time, on such date. Payment will be deemed to have been received by the Subscription Agent upon receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank.);

☐	postal, telegraphic or express money order payable to “Continental Stock Transfer & Trust Company”; or

☐	wire transfer of immediately available funds directly to the account maintained by “Continental Stock Transfer & Trust Company as agent for EXCO Resources Rights Offering”; at Bank Name: JP Morgan Chase Bank; ABA #: 021000021; Account #: 475-581202. Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

See “The Rights Offering—Payment Method” in the Prospectus and “Method of Subscription—Exercise of Rights” in the Instructions for use of EXCO Resources, Inc. Subscription Rights Certificates for further information on the method of payment.

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn:

Signature(s):		Address:

Name(s):

	(Please type or print)	(Area code and Tel. No.(s))

Rights Certificate No(s). (if available):

GUARANTEE OF DELIVERY

(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

(Authorized Signature)	Dated:

(Name of Firm)

(Address)

(Area code and Tel. No.)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above and in the Prospectus. Failure to do so could result in a financial loss to such institution.

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